EXHIBIT 10.1

                         Professional Services Agreement
                      (between Registrant and Gary L. Blum)

Professional Services Agreement

     This Agreement is made between Digitran Systems, Incorporated with its place of business at 2176 North Main, North Logan, Utah, 84341-6310 (herein referred to as "Client") and Gary L. Blum, Esq., with his place of business c/o Law Offices of Gary L. Blum, 3278 Wilshire Boulevard, Suite 603, Los Angeles, CA 90212 (herein referred to as "Employee"), as of April 24, 1998. In consideration of the mutual covenants contained herein and other valuable consideration, the receipt and adequacy of which is acknowledged, the parties do hereby agree as follows:

     I. QUALIFICATION: The Employee has special skills and experience in certain fields of activity in which the Client is interested.

     II. SERVICES RENDERED: Client engaged the nonexclusive services of Employee for the period of January 1, 1995 through April 24, 1998, and Employee has rendered substantial services to Client over the period as agreed upon.

     III. COMPENSATION: The Client shall grant to Employee as of the date of this Agreement, an amount of 100,000 restricted shares of the Client's common stock. This grant of shares is considered earned to Employee as of April 24, 1998. Client shall register such shares with the Securities and Exchange Commission on Form S-8 as soon as is practical.

     IV. ENTIRE AGREEMENT: This document represents the complete agreement between parties and may be modified or amended only by duly executed written agreements. This Agreement shall be construed in accordance with the laws of the State of California.

              IN WITNESS WHEREOF: The parties hereto have duly executive this Agreement as of the day and year noted above.

"Client"                                           "Employee"
Digitran Systems, Incorporated                     Gary L. Blum, Esq.

By /s/   Loretta Trevers                           By  /s/   Gary L. Blum

Its:   President                                   Its:

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